EXHIBIT 30

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of the undersigned.

Date: February 14, 2022

Name: Rankin Associates IV, L.P.

By:	Main Trust of Alfred M. Rankin created under the Agreement dated as of September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., creating a trust for the benefit of Alfred M. Rankin, Jr. (successor in interest to the Trust created by the Agreement, dated August 30, 1967, as supplemented, amended and restated, between National City Bank, as trustee, and Alfred M. Rankin, Jr., creating a trust for the benefit of Alfred M. Rankin, Jr.), as one of its General Partners

By:	/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr.
President

REPORTING PERSONS

By:	/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr., on behalf of himself, and as:

Attorney-in-Fact for Thomas T. Rankin*
Attorney-in-Fact for Claiborne R. Rankin*
Attorney-in-Fact for Roger F. Rankin*
Attorney-in-Fact for Helen R. Butler*
Attorney-in-Fact for Clara T. Rankin Williams*
Attorney-in-Fact for 2012 Alison A. Rankin Trust*
Attorney-in-Fact for 2012 Chloe O. Rankin Trust*
Attorney-in-Fact for 2012 Corbin K. Rankin*

Attorney-in-Fact for BTR 2020 GST for Helen R. Butler*

Attorney-in-Fact for BTR 2020 GST for Clara R. Williams*

Attorney-in-Fact for BTR 2020 GST for Matthew M. Rankin*

Attorney-in-Fact for BTR 2020 GST for James T. Rankin*

Attorney-in-Fact for BTR 2020 GST for Thomas P.K. Rankin*

Attorney-in-Fact for BTR 2020 GST for Chloe R. Seelbach*

Attorney-in-Fact for BTR 2020 GST for Claiborne R. Rankin, Jr.*

Attorney-in-Fact for BTR 2020 GST for Julia R. Kuipers*

Attorney-in-Fact for BTR 2020 GST for Anne F. Rankin*

Attorney-in-Fact for BTR 2020 GST for Elisabeth M. Rankin*

*	The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in Exhibit 26 hereto.